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                                                                   EXHIBIT 10.42


                         CHANNEL MANAGEMENT AGREEMENT

This Channel Management Agreement (the "Agreement") is made effective as of March 7, 2000 (the "Effective Date") by and between McKesson HBOC, Inc., a
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Delaware corporation, with offices at One Post Street, San Francisco, CA 94104
("McKesson"), and AvantGo, Inc., a Delaware corporation with its principal place of business at 1700 S. Amphlett Blvd., Suite 300, San Mateo, CA 94402 ("AvantGo").

                                    RECITALS

AvantGo operates an Internet service (the "AG Service") that facilitates delivery of information obtained over the Internet through handheld devices.

The AG Service delivers information in several general interest categories and specific subcategories each of which provides content supplied by individual content providers.

AvantGo and McKesson have entered into an Amendment to License Agreement of even date herewith under which McKesson has acquired a license to utilize certain AvantGo software (the "Licensed Software") in the conduct of its business, including offering information services to its customers.

The parties want McKesson to develop and manage a Health Category available through the AG Service.

The parties intend to share revenues generated by the Health Category, as well as revenues generated by similar activities conducted by McKesson using the AvantGo software on behalf of McKesson's customers, but do not intend to share revenues arising from the operations of their respective core businesses.

The parties wish to set forth their understanding with regard to the foregoing matters in this Agreement.

NOW, THEREFORE, the parties agree as follows:

                                   AGREEMENT

1.   Certain Definitions

     "AG Site" means the AvantGo Channels page located at http://avantgo.com/channels or any successor site(s), including any page appearing on Handhelds serving similar functions.

     "Category" is a general interest subject matter category, containing multiple Channels, that appears on the first user search level of the AG Site at which Subscribers select Content.

     "Channel" is a specific information stream within the Health Category delivered via the AG Service to a Subscriber's Handheld. Currently, Content for a particular Channel is typically web pages supplied by a single Content Provider, such as but not limited to an online publication or reference source, although advertising Content included in a particular Channel may be supplied by one or more additional Content Providers.


****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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     "Confidential Information" means (i) information about a party's (or its suppliers') business or activities that is proprietary and confidential, including all business, financial, technical and other information of a party marked or designated by the party as "confidential" or "proprietary"; (ii) information which, by its nature or the circumstances surrounding disclosure, ought in good faith to be treated as confidential; and (iii) the terms and conditions of this Agreement. Confidential Information does not include information that (a) is in or enters the public domain without breach of this Agreement; (b) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation; (c) the receiving party knew prior to receiving such information from the disclosing party; or (d) the receiving party develops independently without use of the disclosing party's Confidential Information.

     "Content" is material supplied for delivery through the AG Service in the Health Category which conforms to the Style Guide. It may include news stories, feature articles, reference material, interactive services, advertising and other information.

     "Content Provider" is an entity that enters into an agreement to furnish Content for distribution in the Health Category as described in this Agreement.

     "Handheld" is any existing or future mobile computing or communication device, including but not limited to a cell phone, pager, handheld computer, or other portable device to which Content is or may in the future be delivered.

     "Health Category" is the Category that includes Content in the Health Subject Areas.

     "Health Subject Areas" are health, health care, disease, drugs and pharmaceuticals, and medical matters.

     "Style Guide" is the AvantGo guide which specifies guidelines and procedures for developing material for the AG Service which is optimized for the small graphics display of Handhelds, a copy of which is located at http://corp.avantgo,com/DevCorner/StyleGuide/.

     "Subscriber" is any person that registers to receive Content through the AG Service.

     "Technical Contact" is a person appointed by AvantGo as the principal contact for technical matters related to the AG Service and the Health Category.

2.   McKesson Responsibilities

     2.1  Category Management. McKesson will have sole authority to manage the
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Health Category, as follows.

          2.1.1  Channels. McKesson's responsibilities will include exclusive
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management of Content within the Health Subject Areas, except as provided in section 3.5. McKesson will assume management of Channels within the Health Subject Areas promptly after the Effective Date and following orientation by AvantGo concerning the AG Service. Content Partner Agreements in existence prior to the Effective Date of this Agreement for Channels in Health Subject Areas may continue in effect only until they first expire or otherwise terminate, after which time any continuation will be within McKesson's sole discretion. McKesson will determine appropriate Channels within the Health Subject Areas to add to or delete from the Health Category. AvantGo may request that particular Content Providers or Channels be included in the Health Category, and McKesson will consider in good faith accommodating such requests.


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AvantGo will cooperate as reasonably requested by McKesson in connection with
McKesson's Health Category management and the allocation of Content to Subscribers.

          2.1.2   Content Providers. McKesson will be responsible for all
                  -----------------
interaction with Content Providers relating to the scope and nature of the Content (as distinct from technical delivery of the Content). McKesson will include and exclude Content and Content Providers for the Channels in McKesson's sole reasonable discretion, and will communicate its determinations to AvantGo in a manner reasonably requested by AvantGo. Revenue will be collected and allocated in accordance with section 6 below.

          2.1.3   Agreements. McKesson will negotiate all agreements with
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Content Providers for the supply of Content in the Health Category. McKesson will include in such agreements technical requirements reasonably requested by AvantGo. McKesson will obtain from Content Providers terms no less protective of AvantGo than those at Exhibit 2.1.3, and the agreement will state that AvantGo is a third party beneficiary of such terms. McKesson may extend to Content Providers promises and benefits on behalf of AvantGo no more burdensome to AvantGo than those specified in Exhibit 2.1.3. To the extent of the provisions in Exhibit 2.1.3 only, Content Providers shall be third party beneficiaries of this Agreement. In McKesson's reasonable discretion, such agreements will provide for compensation which may include, without limitation, any or all of [******].

          2.1.4   McKesson Content. McKesson may itself supply Content for one
                  ----------------
or more Channels under the terms of this section 2.1.4 ("McKesson Content"). Subject to its obligation to share revenue set forth in Section 6.2, McKesson will not be obliged to pay fees for placement of McKesson Content on the AG Site. Notwithstanding the foregoing, if McKesson Content receives preferred placement or is otherwise specially featured such that McKesson would charge another Content Provider additionally for preferred treatment, then McKesson will pay AvantGo [******].

     2.2  Advertising. Except as provided in section 2.2.1, McKesson will have
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the sole right and responsibility to enter into agreements for advertising and other promotions in the Health Category, provided that such capabilities are available and offered through the AG Service and within the technical capabilities of the AG Service. McKesson will confer with AvantGo on technical matters relating to Health Category advertising, including but not limited to targeting, the use of cookies and other visitor promotional and solicitation tools and techniques, and the requirements of third party advertising brokers and other vendors.

          2.2.1   AvantGo Network. Subject to this section 2.2.1, AvantGo may
                  ---------------
invite Content Providers in the Health Category to participate in an "AvantGo Network" under which


****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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advertisements are placed on various channels in the AG Service. To the extent reasonably practical from a technical perspective, McKesson may decline to allow the placement of some or all such advertising on such basis as it reasonably considers appropriate, including but not limited to alternative advertising sales opportunities or avoiding excessive advertising clutter. Revenue derived from the portion of such advertising placed in the Health Category, allocated to the Health Category on the basis of impressions or such other criteria as the parties agree, will be included as revenue shared under this Agreement.

          2.2.2   Subcontracts. McKesson may subcontract the sale, serving and
                  ------------
other aspects of advertising in its reasonable judgment.

     2.3  Technical Contacts. McKesson and AvantGo will cooperate to allow
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Content Providers to communicate directly with AvantGo concerning technical matters related to the supply and distribution of Content.

     2.4  Non-Circumvention. Neither party will enter into deals with
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prospective Content Providers which are intended to circumvent, in whole or in part, the revenue sharing arrangements hereunder. The occurrence of any such arrangement shall constitute a breach of this Agreement.

3.  AvantGo Responsibilities

     3.1  Hosting.
          --------

          3.1.1   Category Hosting. AvantGo will operate the AG Service and host
                  ----------------
the Health Category as part of the AG Site and in accordance with this Agreement. Except to the extent inconsistent with this Agreement, AvantGo will maintain performance of the AG Site to be equal to or better than the performance of other reasonably high-quality consumer oriented sites generally with respect to uptime, responsiveness, and other common factors affecting site performance.

          3.1.2   Technical Support. All Content must conform to the Style
                  -----------------
Guide. AvantGo will use its commercially reasonable efforts to respond to all electronic mail requests received during normal business hours within twenty-four (24) hours, and will furnish such technical support to Health Category Content Providers as it furnishes to other Content Providers generally. AvantGo will provide additional support to Content Partners, in AvantGo's sole discretion, subject to AvantGo's then-current time and materials rates. AvantGo will continue to provide the "Developer Corner" area that is available to Content Providers and McKesson technical personnel on the site currently located at http://corp.avantgo.com/DevCorner/.

          3.1.3   Site Operation and Navigation. AvantGo will undertake
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commercially reasonable efforts to make the AvantGo Site continuously available on the Internet, excluding reasonable scheduled maintenance periods. AvantGo will not prevent or impede back channel and other Interact site and content navigation generally available through Web browsers.

          3.1.4   Subscriber Support. AvantGo will provide all technical support
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to Subscribers to the Health Category as part of its Subscriber support for the
AG Service generally. Subscriber support will be equal to or better than that provided to users of non-Health Category channels.

     3.2  Content Review. McKesson and AvantGo will cooperate to remove any
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Content that is defamatory, obscene, infringing, deemed hate speech, unlawfully invasive or in any other


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way unlawful, or that encourages violence, or otherwise is in violation of the
Content Partner Agreements.

     3.3  Promotion. AvantGo and McKesson will advertise and promote the Health
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Category Channels and their Content, including but not limited to their launch.
AvantGo promotion will be no less prominent than that typical of its advertisement and promotion of other Categories, Channels and Content available through the AG Service in general.

     3.4  Reports. AvantGo will provide monthly reporting to McKesson at the end
          -------
of the month of the total number of Subscribers to each Health Category Channel, and such other information reasonably available to AvantGo as McKesson reasonably requests. If AvantGo will incur more than minimal costs or charges to generate information that is not otherwise available, it will so advise McKesson in advance and McKesson will reimburse AvantGo or withdraw the request.

     3.5  Non-Revenue Content. AvantGo may with McKesson's consent add Content
          -------------------
in a Health Subject Area that does not generate revenue. Such added Content may be placed within or outside the Health Category as the parties agree, and may be added in order to increase usage of the Health Category or the AG Service, or for other purposes which benefit the Health Category or the AG Service generally. McKesson may decline some or all such added Content on such basis as it reasonably considers appropriate, taking into consideration the success and popularity of the Health Category as a whole, including but not limited to the basis that it conflicts with agreements with Content Providers or with actual or proposed negotiations with potential Content Providers, but McKesson will not unreasonably reject such added Content.

     3.6  Exclusivity. Except as expressly provided in sections 2.2.1 and 3.5,
          -----------
McKesson has the exclusive right to obtain or provide, as the case may be, the supply of Content for the Health Category. AvantGo will not designate any channel or obtain, provide or distribute content that, in the aggregate over time, is primarily within one or more of the Health Subject Areas. AvantGo will not solicit or distribute through the AG Service advertising for information, products or services in the Health Subject Areas, other than that supplied through McKesson. No Category other than the Health Category will contain in its title the terms "health", "wellness", "health care", "medical", or "medicine" or any combination or synonyms of such terms.

4.  Mutual Responsibilities

     4.1  Principal Contacts; Meetings. Each party will appoint a person to be
          ----------------------------
the principal contact with the other for matters relating to this Agreement (each, a "Manager"). At least monthly, or at such other times as the parties agree, the Managers will meet to review the status of the activities relating to this Agreement and to resolve any outstanding issues. Should the Managers be unable to resolve any issue, promptly upon the written request of either Manager specifying the issue of concern, both Managers will arrange to have more senior officers of each party meet to resolve the issue.

          4.1.1   Technical Contact. AvantGo will appoint a Technical Contact as
                  -----------------
the principal contact for technical matters related to operation of Channels and the AG Service, who will be available during business hours to assist or meet with McKesson. The Technical Contact will also assist Content Providers to the same extent as typically provided to other Content Providers. The Technical Contact may be, but need not be the same person as the Manager appointed by AvantGo as its principal contact.


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          4.1.2   Alternative Contacts. Each party will identify alternative
                  --------------------
contacts in case the principal contacts designated in accordance with this section 4.1 are unavailable. Each party will give the other party the name, telephone and other contact information for their respective principal contacts and alternative contacts, and will notify the other party reasonably promptly of any changes to its designated contracts or their contact information.

     4.2  Branding and Licenses.
          ---------------------

          4.2.1   Category Branding. The Health Category will include in its
                  -----------------
name "Health" or "Health Information" or similar terms and the phrase "by McKesson HBOC" (or another phrase requested by McKesson such as "presented by McKesson HBOC"). It will include the phrase and term in its listing with other Categories and in any and all other places on the AG Site in which it appears. The Health Category will be listed no less prominently than is typical of any other AG Service Category, excluding special short-term promotions. Without limiting the foregoing, the Health Category will typically be listed "above the fold" if any Category is typically listed "above the fold". To the extent that AvantGo is reasonably able to do so, it will feature the McKesson logo (or such other logo as McKesson substitutes) in the Health Category listing of the Health Category pages.

          4.2.2   Logo and License. McKesson will furnish AvantGo its logo in
                  ----------------
the form of digitized art suitable for display on the AG Site as described in this section 4.2. McKesson may from time to time furnish AvantGo other forms or formats of its name and logo for use in specific agreed promotional activities related to the Health Category.

          4.2.3   McKesson Trademark License. Subject to the terms and
                           -----------------
conditions of this Agreement, McKesson hereby grants AvantGo a limited, worldwide, royalty-free, non-exclusive license to display its name and logo (the "McKesson Marks") as described in this section 4.2 during the term of this Agreement. Any such use of the McKesson Marks will be consistent in all respects with then current trademark usage guidelines that McKesson may communicate to AvantGo from time to time. The parties agree that all rights and interests, including any and all goodwill therein and thereto, in and to the McKesson Marks shall inure to McKesson. AvantGo hereby assigns and agrees to assign and affirm, as requested by McKesson from time to time, all such rights and interests to McKesson.

          4.2.4   AvantGo Trademark License. Subject to the terms and conditions
                          -----------------
of this Agreement, AvantGo hereby grants McKesson a limited, worldwide, royalty-free, non-exclusive license to display its name and logo (the "AvantGo Marks") as described in this section 4.2 during the term of this Agreement. Any such use of the AvantGo Marks will be consistent in all respects with then current trademark usage guidelines that AvantGo may communicate to McKesson from time to time. The parties agree that all rights and interests, including any and all goodwill therein and thereto, in and to the AvantGo Marks shall inure to AvantGo. McKesson hereby assigns and agrees to assign and affirm, as requested by AvantGo from time to time, all such rights and interests to AvantGo.

          4.2.5   No Use of Similar or Competitors' Marks. AvantGo will not use
                  ---------------------------------------
any names similar to the McKesson Marks in connection with the AG Services or otherwise, nor use names or marks that could reasonably be construed to identify McKesson or its products or services, except in connection with the Health Category and Content provided through McKesson. AvantGo will not use or authorize others to use, in connection with the Health Category, trademarks or service marks of any other party without McKesson's consent. Nothing contained


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in this Agreement restricts AvantGo's ability to sell AvantGo Enterprise Server products to current or prospective customers.

     4.3  Launch. In general, the parties will use diligent efforts to make the
          ------
Health Category available on the AG Site, including but not limited to all Content necessary to make active Channels available. In particular, but without limiting the foregoing, AvantGo will diligently implement all technical requirements necessary and appropriate for the availability and distribution of Content through the Health Category. Each party will notify the other in writing of any material delay in the expected completion of its responsibilities.

5.  Ownership

     5.1  Party Technology. As between the parties, each party will retain
          ----------------
ownership and all rights in and to any and all U.S. and foreign intellectual property of any kind or nature in or comprising all software and other technology that is used in connection with this Agreement. However, any such software or technology that is conveyed by one party to the other for the express written purpose of performing this Agreement will be deemed to be licensed on a nonexclusive, fully-paid, revocable and nontransferable basis, for the term of this Agreement, but excluding in all events the right to create derivative works of, distribute or sublicense such software or technology. Nothing in this Agreement gives either party any other right, title or interest in or to the software or other technology of the other party. The provisions of this section do not apply to jointly developed technology described in the following section.

     5.2  Jointly Developed Technology. It is the intent of the parties that no
          ----------------------------
intellectual property in respect of technology (as distinct from Content as provided in the following paragraph) of any kind or nature be created and owned by them jointly. However, to the extent that their joint activities result in technology or related intellectual property that is deemed under applicable laws to be jointly developed and jointly owned by them, the parties will affirm such ownership in writing. The parties will cooperate, as either of them may reasonably request, in the protection of any such jointly owned intellectual property, by registration, prosecution and otherwise. However, neither party will be required to be a named plaintiff or to expend money in connection with such protection. If such a protection action for which the parties may be joint plaintiffs or applicants or any related joint and equal expenditure of money is proposed by one party, and the other party refuses to expend such money or be a joint plaintiff, and if the proposing party proceeds with any such protection action as plaintiff or bearing all such expense, then such party may retain all commercial and other rights specifically arising or maintained as a result of the action, including but not limited to any right to receive and retain any damages awarded or agreed. Neither party shall use or authorize any third parties to use any jointly owned technology or related intellectual property in connection with the publication or distribution of Content in the Health Subject Areas other than Content distributed pursuant to this Agreement. Notwithstanding the provisions of this section 5.2, a party may propose and the parties may mutually agree to other arrangements concerning cooperative efforts in developing and owning technology.

     5.3  Content. Content Providers will retain any ownership interest they may
          -------
have in any and all Content they provide for distribution under this Agreement, unless they agree otherwise in writing. AvantGo and McKesson each will retain its respective ownership of Content. Each party will be deemed to license to the other party, as and to the extent reasonably necessary or useful in the performance of this Agreement, on a nonexclusive, fully-paid, irrevocable and


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nontransferable basis, for the term of this Agreement, any and all copyrighted material that is provided to the licensee party for distribution through, or in connection with the promotion of, the Health Category. It is the intent of the parties that no intellectual property of any kind or nature in respect of Content (as distinct from software and other technology as provided in the preceding paragraph) be created and owned by them jointly. However, to the extent that their joint activities result in Content or related intellectual property that is deemed under applicable laws to be jointly developed and jointly owned by them, the parties will affirm such ownership in writing. The parties will cooperate, as either of them may reasonably request, in the protection of any such jointly owned Content and intellectual property, by registration, prosecution and otherwise. However, neither party will be required to be a named plaintiff or to expend money in connection with such protection. If such protection action for which the parties may be joint plaintiffs or applicants or any related joint and equal expenditure of money is proposed by one party, and the other party refuses to expend such money, and if the proposing party proceeds with any protection such action as plaintiff or bearing all such expense, then such party may retain all commercial and other rights specifically arising or maintained as a result of the action, including but not limited to any right to receive and retain any damages awarded or agreed. In all events, neither party shall use or authorize any third parties to use, publish or distribute any jointly owned Content or related intellectual property in connection with any publication or distribution of content except pursuant to this Agreement. Notwithstanding the provisions of this section 5.3, a party may propose and the parties may mutually agree to other arrangements concerning cooperative efforts in developing and owning Content.

     5.4   Subscriber Data. McKesson may retain for its exclusive use any data
           ---------------
concerning Subscribers which it obtains from Content Providers. Neither party will supply personally identifiable Subscriber data to third parties without the Subscriber's consent, except that a party may without consent supply personally identifiable Subscriber data to a third party vendor, contractor or other entity to assist the party in its performance of functions related to the AG Service or other functions internal to the party, provided the third party shall have agreed to use personally identifiable Subscriber data for no other purpose.

6.  Compensation

     6.1  Costs. Each party will bear its own costs in performing this
          -----
Agreement.

     6.2  Revenue Sharing. Health Category revenue received by either party as
          ---------------
well as any revenue received by McKesson for Content offered using the Licensed Software on McKesson's servers running the AvantGo Software (collectively, the "Shared Revenue") will be divided by the parties as set forth on Exhibit 6.2. Shared Revenue shall include, but shall not be limited to: [******]. Notwithstanding the foregoing to the contrary, Shared Revenue shall not include [******]. For this calculation, revenue includes all money and the monetary equivalent of non-monetary consideration actually received. A party will notify the other any time payment is to be in the form of non-monetary consideration, it shall

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    Page 8
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obtain prior agreement of the other party as to the value of the non-monetary consideration for revenue sharing hereunder, and shall pay the other its proportionate share in money.

     6.3  Payment Terms. Shared Revenue payments will become due for each
          -------------
calendar month during which a party receives revenue. AvantGo will report advertising and other revenue received on account of the Health Category no later than the 15th day of the following month. By the end of that following month McKesson will report to AvantGo the total Shared Revenue received by the parties and the revenue share amount due from McKesson to AvantGo, which payment will accompany the report. If for any month the net amount of Shared Revenue is an amount payable by AvantGo to McKesson, then promptly upon receiving the McKesson report (but in no event more than 30 calendar days thereafter) AvantGo will remit the amount due. Each party's report will show the nature and source of revenues, identify the name and date of the contract which gives rise to the fee payment from the third party and such other detail as the patties agree, but in any case reasonable detail. Payments not made when due will bear interest until paid at the lesser rate of [******]% per month or the maximum rate allowed by law.

     6.4  Audit Rights. Either party may audit the relevant books and records of
          ------------
the other party necessary for determining revenue and amounts payable in connection with this Agreement for any period not previously audited. The audit will be by nationally recognized auditors reasonably acceptable to the other party. Any such audit will be subject to reasonable notice given to the party being audited. The audit will take place during the audited party's normal business hours and will be conducted in a manner that minimizes disruption to the audited party's normal business activities. The audited party will provide reasonable facilities for the audit or allow the original books and records to be taken off premise by the auditors or copied and taken off premises for the limited purpose of the audit. The audited party may condition the audit upon receiving the auditors' written promise in a form acceptable to the audited party that information discovered in the course of the audit will be kept confidential and only the amount of any overpayment or underpayment will be disclosed to the auditing party. The auditing party will bear the cost of the audit. However, if the audit discloses any underpayment of five percent (5%) or more for the audit period, then the audited party will pay the reasonable costs of the audit within forty five (45) days after receipt of invoice and reasonable cost documentation from the auditing party. Each party will keep records and books of account for at least three (3) years from the date of the relevant recordable event.

7.  Confidential Information

     7.1  Nondisclosure. Each party (i) will not use or disclose to any third
          -------------
party the other's Confidential Information except as expressly permitted in this Agreement, and (ii) will take all reasonable measures to maintain the confidentiality of the other party's Confidential Information in its possession or control, but in no event less than the measures it uses to maintain the confidentiality of its own information of similar importance.

     7.2  Legal Process. If a party is required by subpoena or other mandatory
          -------------
process to disclose Confidential Information of the other party, it will give the other party a copy of the process promptly upon receipt and cooperate with the other party, at that party's expense, in reasonable efforts to defend against disclosure.

     7.3  Copies of Content Provider Agreements. Within 30 days of execution of
          -------------------------------------
any Content Provider agreement, McKesson will deliver a copy to AvantGo. The Content Provider agreement will be Confidential Information under this Agreement.


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

8.  Warranties and Disclaimers

     8.l  McKesson Warranties. McKesson warrants and represents that: (i) it has
          -------------------
sufficient authority to enter into this Agreement; (ii) all materials originating with McKesson or identified by McKesson as "McKesson Content" and delivered by McKesson to AvantGo, excluding content provided by AvantGo (directly or through third parties), are owned or licensed by McKesson and do not infringe the copyright, trademarks or service marks of any third party;
(iii) McKesson will not knowingly upload or permit or authorize any upload of any messages, data, images or programs to the Health Category that would violate the property rights of others, including unauthorized copyrighted text, images, programs or trade secrets or other confidential and/or proprietary information, or trademarks or service marks used in an infringing fashion; and (v) the McKesson Content, to the best of McKesson's knowledge, is factually accurate and does not contain any information, instruction or formula that might be injurious to anyone's physical well-being, and that it does not, and its use by AvantGo as permitted in this Agreement will not, defame or disparage any third party. AvantGo's sole and exclusive remedy with respect to item (ii) relating to materials McKesson obtains from third parties is to obtain such relief as is actually obtained from the third party, up to the actual damages actually suffered by the party seeking recovery from AvantGo and AvantGo's defense costs, and McKesson will make diligent efforts to obtain appropriate relief.

     8.2  AvantGo Warranties. AvantGo warrants and represents that: (i) it has
          ------------------
sufficient authority to enter into this Agreement; (ii) all materials delivered by AvantGo to McKesson, excluding Content provided by McKesson (directly or through third parties), ("AvantGo Content") are owned or licensed by AvantGo and do not infringe the copyrights, trademarks or service marks of any third party;
(iii) to the best of its knowledge, any and all actions occurring on or through the AG Site and the AG Service are in compliance with all applicable laws; (iv) as of the Effective Date the AG Service has approximately 350,000 registered Subscribers; and (v) AvantGo has submitted its privacy statement for review and approval by the TRUST-E privacy program, and, once approved, AvantGo shall remain in good standing or be a member in good standing of another industry-recognized online privacy organization throughout the term of this Agreement. McKesson's sole and exclusive remedy with respect to item (ii) relating to materials AvantGo obtains from third parties is to obtain such relief as is actually obtained from the third party, up to the actual damages actually suffered by the party seeking recovery from McKesson and McKesson's defense costs, and AvantGo will make diligent effort to obtain appropriate relief.

     8.3  Disclaimers. Except as expressly set forth in this section 8, NEITHER
          -----------
PARTY MAKES, AND EACH PARTY SPECIFICALLY DISCLAIMS, ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONTENT OR OTHERWISE UNDER THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT, AND WARRANTIES IMPLIED FROM COURSE OF DEALING OR PERFORMANCE.

9. Indemnification. In this section "Protected Materials" means for AvantGo the AG Site, AvantGo's trademarks, the technology used by AvantGo to create the AG Service, and the "look and feel" and other aspects of the AG Service itself; and for McKesson, the McKesson Marks and the McKesson Content. Each party (an "Indemnifying Party") will indemnify, defend and hold harmless the other party, its affiliates, officers, directors, consultants and employees (collectively, "Protected Parties") from any and all liability, damages and/or costs (including but not limited to, reasonable attorney's fees and litigation costs) of third party claims arising from (i) the Indemnifying Party's breach of any representation or covenant in this Agreement; (ii) any claim that the Protected Materials infringe or violate the intellectual property rights of a third party; (iii) any claim that the Protected Materials contain any false, deceptive, defamatory, or obscene material; or (iv) failure of the AG Site and the AvantGo software used to create and operate the AG Site to comply with applicable law and regulations. A Protected Party's sole and exclusive remedy with respect to Protected Materials the Indemnifying Party obtains from third parties is to obtain such relief as is actually obtained from the third party, up to the actual damages actually suffered by the party seeking recovery from the Protected Party and the Protected Party's defense costs, and the Indemnifying Party will make diligent efforts to obtain appropriate relief. A Protected Party will provide (x) prompt notice of any such claim, (y) the Indemnifying Party sole control over the defense and settlement of the claim, and (z) reasonable cooperation and assistance to the Indemnifying Party, at the Indemnifying Party's expense, to defend and/or settle the claim. The Protected Party nevertheless reserves the right to control any such defense if it believes that its rights are not being effectively protected.

10.  Publicity

     10.1  Press Release. The parties will promptly prepare a joint press
           -------------
release announcing the general terms of their relationship, including the Amendment to License Agreement and the "Schedule D-2" Statement of Work (both relating to that certain License Agreement effective October 1, 1998, and both executed on or about the execution date of this Agreement). The joint press release will be released at such time as the parties mutually agree. No other announcements will be made concerning this Agreement except as the parties otherwise mutually agree.

     10.2  Marketing. Each party will cooperate with reasonable efforts by the
           ---------
other to market and advertise the Health Category. Neither party will use the other's name or logo without prior approval of the named party.

11.  Limitation of Liability

     11.1  Limitation. NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INCIDENTAL,
           ----------
INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, EVEN IF THE PARTY HAS BEEN ADVISED IN ADVANCE THAT SUCH DAMAGES ARE POSSIBLE. A PARTY'S LIABILITY WILL NOT EXCEED [******]. THIS LIMITATION WILL APPLY EVEN IF ANY REMEDY PROVIDED IN THIS AGREEMENT SHOULD FAIL OF ITS ESSENTIAL PURPOSE.

     11.2  Exclusion. The provisions of this section 11 do not apply to claims
           ---------
arising under section 9 ("Indemnification") subpart (ii) at all, nor do they apply to subparts (i), (iii), (iv) or (v) to the extent Protected Materials are obtained by either party, in whole or in part, from third parties and such party actually obtains relief for claims related to the subject matter of these subparts.


****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.  Term and Termination

     12.1  Initial and Renewal Term. This Agreement will be in effect for
           ------------------------
[******] starting on the Effective Date. It will thereafter be renewed for two successive [******] renewal terms, unless McKesson in its sole discretion gives written notice of nonrenewal at least 90 days prior to the end of the then-current term.

     12.2  Termination for Insolvency. This Agreement will terminate
           --------------------------
automatically, with no further action of either party, if a party is adjudicated bankrupt, files a voluntary petition of bankruptcy, makes a general assignment for the benefit of creditors, is unable to meet its obligations in the normal course of business or if a receiver is appointed on account of a party's insolvency.

     12.3  Termination for Breach. Either party may terminate this Agreement
           ----------------------
upon a material breach by the other, by thirty days' prior written notice to the breaching party, which describes the breach in reasonable detail. The notice will become ineffective and the Agreement will remain in effect if the breach is cured before the end of the notice period.

     12.4  Effect of Termination. Upon termination of this Agreement for any
            --------------------
reason, all rights and obligations of the parties will cease, except as provided in this section and section 12.5. Any agreements with Content Providers will continue in effect until they expire (the "Continuing Agreement"), but in no event more than one year after termination of this Agreement. During that time the parties will continue to perform as required by this Agreement but solely with respect to the Continuing Agreements. Revenue relating to the Continuing Agreements will be shared by the parties in such proportion as was in effect on the day of termination.

     12.5  Survival. Sections 1, 5, 8, 9.1, 11, 12.5 and 13 will survive any
           --------
termination of this agreement.

13.  General Provisions

     13.1  Assignment. This Agreement will be binding on and inure to the
           ----------
benefit of the parties and their respective heirs, successors, assigns and legal representatives. Neither party may assign this Agreement other than to a subsidiary or affiliate without the other party's prior written consent, given in its sole discretion. Assignment by operation of law is an assignment within the meaning of this section. Any attempted assignment prohibited by this section is void. A party may not unreasonably withhold its consent to assignment of this Agreement in the event of a merger, consolidation, any sale of all or substantially all of the other's assets or any other transaction in which more than fifty percent (50%) of the other's voting securities are transferred, provided that no consent will be required in the event the shares of a subsidiary or affiliate to which this Agreement has been assigned are distributed to the shareholders of a party.

     13.2  Entire Agreement. This Agreement is the entire agreement between the
           ----------------
parties with respect to its subject matter, and supersedes all prior agreements and understandings with respect to its subject matter.

     13.3  Governing Law. This Agreement will be governed by California law
           -------------
without reference to its conflicts of law principles. All disputes in connection with this Agreement will be subject to the exclusive jurisdiction of and venue in the federal and state courts located in San Francisco, California. Each party hereby consents to the personal and exclusive jurisdiction and venue of these courts.


****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     13.4  Severability. If any provisions of this Agreement are found invalid
           ------------
by a tribunal of competent jurisdiction, they are to that extent deemed omitted.

     13.5  Modification and Waiver. Neither waiver of any particular breach or
           -----------------------
default, nor any delay in exercising any rights, will constitute a waiver of any subsequent breach or default. This Agreement may be amended only by a writing signed by both parties.

     13.6  Consent and Approval. Whenever this Agreement requires a party's
           --------------------
consent or approval, it will not be unreasonably withheld or delayed.

     13.7  Notices. Notices permitted or required in this Agreement will be in
           -------
writing and considered effective (i) when delivered in person, (ii) the day after they are given prepaid to a nationally recognized overnight delivery service, or (iii) 5 business days after they are mailed first class, registered or certified mail, postage prepaid, in each case to the address of the party first specified in this Agreement or such other address as either party may furnish by notice.

     13.8  Force Majeure. Neither party will be responsible for any failure to
           -------------
perform its obligations under this Agreement due to reasons beyond its reasonable control, such as acts of God, war, riot, embargoes, earthquake, acts of civil or military authorities, service outages resulting from equipment and/or software failure and/or telecommunications failures, power failures and network failures. If a party's performance will be delayed by a force majeure event, it will notify the other in writing with an estimate of the date by which its performance will be resumed, and will diligently attempt to resume its performance. If the delay in performance extends for more than 30 days, the other party may by written notice terminate this Agreement.

     13.9  Independent Contractors. Notwithstanding any use of the term
           -----------------------
"Partner" in this Agreement or in marketing materials, the relationship of AvantGo and McKesson is that of independent contractors. Nothing in this Agreement (i) gives either party the power to direct or control the day-to-day activities of the other, (ii) constitutes the parties as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or
(iii) permits a party to create or assume any obligation on behalf of the other for any purpose whatsoever.

     13.10  No Third Party Beneficiaries. This Agreement is intended for the
            ----------------------------
sole and exclusive benefit of the signatories and is not intended to benefit any third party except as provided in section 2.1.3. Only the parties to this Agreement may enforce it.

     13.11  Headings. Headings and titles in this Agreement are intended for
            --------
convenient reference only and do not describe the sections to which they relate.

     13.12  Counterparts. This Agreement may be executed in counterparts, each
            ------------
of which will be deemed an original and all of which together constitute one instrument.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date.

McKesson HBOC, Inc.                AvantGo, Inc.


By: /s/ William J. Dawson          /s/ Tom Hunter
    ---------------------          ---------------------

William J. Dawson                  Tom Hunter
-------------------------          ---------------------
Typed or Printed Name              Typed or Printed Name


Senior Vice President              CFO
----------------------------       ---------------------
Title   Business Development       Title



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